March 22, 2014 Regarding: The Special Committee Confidential Discussion Materials Prepared for: Strictly Confidential Project Pioneer Exhibit (c)(9)

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Review of Projections

Management Assumptions
Review of Projections
____________________
Source: Pioneer financial projection provided by Pioneer management in March 2014 (Pioneer Forecast”).
(1) Duke customer contract losses of $46 million of distribution revenue, of which $25 million replaced with other customers as of January 2014. Pioneer retained $44 million of distribution revenue from Duke.
(2) The August 2013 forecast prepared by Pioneer management (“August 2013 Management Case”) was the last one reviewed by the Board of Directors and did not reflect: (1) Duke contract losses, (2) reduction in storm revenue from $80-$100 million to $50 million, and (3) inclusion of “New Opportunities”.
Segment revenue growth of 10% in FY2015 and FY2016, 8% in FY2017 and 5% in FY2018 for Transmission, Engineering & Siting,
Klondyke and Pine Valley businesses, which includes ~2% annual price increases
Overhead Distribution: Revenue growth of 0% in FY2015, 6% in FY2016 and 5% thereafter given Duke contract loss (1)(2) ;
management indicated that the majority of losses have been replaced with new business
Underground Distribution: Revenue growth of 0% in FY2015 given Duke contract loss (1)(2) , 10% in FY2016, 8% in FY2017, and 5% in
FY2018; estimates assume minimal recovery in housing starts, which provides significant upside potential in the segment
Storm: Management estimates annual revenue of $50 million per year throughout forecast period (vs $80-$100mm/year in August
2013 forecast (2) ); management estimates a ~1/3 displacement rate impact on core business from increases in storm
New Opportunities (2) : Management has incorporated a number of new opportunities in their forecast, in aggregate represent
$48million of revenue in FY2015 growing to $225 million of revenue in FY2018 (See pages 7 and 8 for details)
Management assumes no forecast revenue in Truck Fabrication (as margins are close to zero) and International
Gross margins are calculated at the segment level and are based on prior year actual gross margins, with adjustments to reflect increases/(decreases) in pricing over inflation, business mix and other factors
Including storm, gross margins increase from 13.4% in FY2015 to 15.4% in FY2018; storm gross margin is assumed to be 30% from
FY2015-2018, which is below historical levels (34%-44% from FY2012-FY2014)
General & Administrative expenses increase over time but decrease as a percentage of revenue from 9.4% in FY2014 to 8.3%
in FY2018
Includes stock-based compensation of $3.9-4.7 million per year
Tax rate of 37.4% in FY2014 and 40% thereafter
Capex of $30-$60 million per year of which maintenance capex of ~$25 million
Revenue
Gross
Margin
SG&A
Cash Flow/
Other Items

Summary of Pioneer Forecast
Review of Projections
____________________
Source: Pioneer Forecast.
Note: Dollars in millions.
(1) Acquisitions are net of cash acquired and include acquisitions of EDS and FPS in 2009, Klondyke in 2010, Pine Valley in 2012 and UC Synergetic in 2013.
Historical Projected
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $765 $789 $857 $917 $964
20.0% 4.8%
% Growth
_
(0.7%) 15.7% 16.1% 24.1% 0.3% 3.2% 8.6% 6.9% 12.4%
Storm-related Services Revenue $153 $47 $65 $71 $156 $47 $50 $50 $50 $50
55.4% (20.3%)
% Growth
_
(69.5%) 38.4% 9.3% 121.0% (69.9%) 6.5% 0.0% 0.0% 0.0%
New Opportunities Revenue
_ _ _ _ _ _
$48 $212 $228 $225
NA  NA
% Growth
_ _ _ _ _ _
NM NM 7.6% 6.3%
Total Revenue $613 $504 $594 $685 $919 $812 $887 $1,119 $1,195 $1,239
24.4% 6.2%
% Growth
_
(17.8%) 17.8% 15.4% 34.1% (11.6%) 9.3% 26.1% 6.8% 10.7%
Gross Profit $110 $48 $68 $92 $147 $109 $130 $168 $183 $191
47.2% 5.3%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 13.4% 14.7% 15.0% 15.3% 15.4%
EBITDA $96 $22 $48 $64 $110 $74 $89 $118 $127 $129
51.8% 3.3%
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 9.1% 10.0% 10.6% 10.6% 10.4%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $74 $84 $89 $88 $90
51.8% (3.8%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.52 $0.74 $1.25 $1.43 $1.50
NM  7.9%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $42 $41 $41
4.4% (0.2%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.0% 4.6% 3.8% 3.4% 3.3%
Capital Expenditures, Net $27 $18 $19 $29 $36 $30 $28 $58 $43 $45
37.8% 4.5%
% of Revenue 4.4% 3.5% 3.2% 4.2% 3.9% 3.7% 3.1% 5.2% 3.6% 3.7%
Business Acquisitions
(1)
$25 $15 $0 $17 $70
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6%
_ _ _ _ _
_ _ _ _ _

Pioneer Forecast Comparison
Review of Projections
____________________
Source: Pioneer Forecast, August 2013 Management case, March 2013 Management Presentation (Sale Process) and FactSet Consensus estimates.
Note: Dollars in millions. No Wall Street research available past 2015E.
Fiscal Year Ending June 30,
'14E - '16E
2013 2014E 2015E 2016E
CAGR
Non-storm-related Services Revenue $763 $765 $789 $857 5.9%
Storm-related Services Revenue 156 47 50 50 3.2%
New Opportunities Revenue -- -- 48 212 NA
Total Revenue $919 $812 $887 $1,119 17.4%
EBITDA 110 74 89 118 26.2%
Non-storm-related Services Revenue $751 $764 $841 $922 9.9%
Storm-related Services Revenue 167 81 90 99 10.4%
New Opportunities Revenue -- -- -- -- NA
Total Revenue $919 $845 $931 $1,021 9.9%
EBITDA 110 90 107 118 14.3%
Non-storm-related Services Revenue $763 $765 $820 NA NA
Storm-related Services Revenue 156 55 60 NA NA
New Opportunities Revenue -- -- -- -- NA
Total Revenue $919 $819 $880 NA NA
EBITDA 110 72 82 NA
NA
Non-storm-related Services Revenue $772 $780 $846 $917 8.4%
Storm-related Services Revenue 137 94 94 94 0.0%
New Opportunities Revenue -- -- -- -- NA
Total Revenue $909 $874 $940 $1,012
7.6%
EBITDA 114 97 105 115
8.9%
Pioneer Forecast
Pioneer Aug-13
Management Case
Wall Street
Consensus
Pioneer 2013 Sale
Process Case
See bridge on
following pages

Revenue

Gross Margin

EBITDA

Bank of America Merrill Lynch

Fiscal Year 2015E
Bridge Between Pioneer Forecast and Aug-13 Management Case
Review of Projections
____________________
Source: Pioneer Forecast and August 2013 Management case.
Note: Dollars in millions. Truck Fabrication and International not shown as both forecasts are zero each year.
Aug-13
Forecast
Pioneer
Forecast
Variance Notes
Overhead Distribution $340.4 $314.1 ($26.3) Changed to 0% growth over 2014 due to Duke Impact
Underground Distribution 73.4 67.3 (6.1) Changed to 0% growth over 2014 due to Duke Impact
Transmission 98.0 101.2 3.2 Growth rate of 10% unchanged - growth off higher actual base
Substation 34.0 33.7 (0.2)
Storm 82.5 50.0 (32.5) Revised down given lower level of storm related activities compared to 2013
T&D Revenue $628.2 $566.3 ($61.9)
Engineering and Siting $164.9 $170.8 $5.8 Telecom growth and focus change on type of work to pursue
Klondyke (Union Construction) 87.2 60.0 (27.2) Lack of AZ work and few solar opportunties
Pine Valley (Union Construction) 50.5 42.3 (8.2) Lowered growth assumptions based on experience with project losses
New Opportunities - 48.0 48.0 Reference "New Opportunities" pages
Total Revenue $930.8 $887.4 ($43.4)
Overhead Distribution $41.9 $36.3 ($5.5) 70 bps lower GM% based on actual performance trend and lower revenue base
Underground Distribution 13.1 12.0 (1.0) 10 bps lower GM% on lower base revenue
Transmission 22.1 22.6 0.5
Substation 4.2 3.9 (0.4)
Storm 24.8 15.0 (9.8) Revised down given lower level of storm related activities compared to 2013
T&D Gross Margin $106.0 $89.8 ($16.2)
Engineering and Siting $20.4 $19.9 ($0.5)
Klondyke (Union Construction) 11.3 7.5 (3.8) 40 bps lower GM% based on actual performance trend and lower revenue base
Pine Valley (Union Construction) 8.4 5.1 (3.3) 450 bps lower GM% based on actual performance trend and lower revenue base
New Opportunities - 7.6 7.6 Reference "New Opportunities" pages
Gross Margin $146.1 $130.0 ($16.0)
Gross Margin Change ($16.0)
G&A Change (New Opportunities) - - (4.3)
G&A Change (Other) - - 0.5
D&A Changes within COPS and G&A - - 1.7
Other - - 0.1
EBITDA $106.7 $88.6 ($18.1)

Revenue

Gross Margin

EBITDA

–	–

Bank of America Merrill Lynch

Fiscal Year 2016E
Bridge Between Pioneer Forecast and Aug-13 Mgmt Case (Cont’d)
Review of Projections
____________________
Source: Pioneer Forecast and August 2013 Management case.
Note: Dollars in millions. Truck Fabrication and International not shown as both forecasts are zero each year.
Aug 13
Forecast
Pioneer
Forecast
Variance Notes
Overhead Distribution $374.4 $333.0 ($41.5) Growing off lower base with Duke change and CY growth dropped from 10% to 6%
Underground Distribution 80.7 74.0 (6.7) Growing off lower base with Duke change
Transmission 107.8 111.3 3.5 Growth rate of 10% unchanged - growth off higher actual base
Substation 37.4 35.4 (1.9)
Storm 90.8 50.0 (40.8) Revised down given lower level of storm related activities compared to 2013
T&D Revenue $691.0 $603.7 ($87.3)
Engineering and Siting $180.7 $187.8 $7.1 Similar growth % on higher PY base
Klondyke (Union Construction) 91.5 66.0 (25.6) Raised growth assumption to 10% from 5% on lower revenue base
Pine Valley (Union Construction) 58.0 49.8 (8.2) Lowered growth assumptions based on experience with project losses
New Opportunities - 211.6 211.6 Reference "New Opportunities" pages
Total Revenue $1,021.3 $1,119.0 $97.7
Overhead Distribution $45.9 $39.5 ($6.4) 40 bps lower GM% on lower base revenue
Underground Distribution 14.4 13.2 (1.1) 10 bps lower GM% on lower base revenue
Transmission 24.3 24.9 0.6
Substation 4.7 4.2 (0.4)
Storm 27.2 15.0 (12.2) Revised down given lower level of storm related activities compared to 2013
T&D Gross Margin $116.4 $96.8 ($19.6)
Engineering and Siting $24.3 $24.2 ($0.1)
Klondyke (Union Construction) 12.6 8.6 (4.0) 70 bps lower GM% based on actual performance trend and lower revenue base
Pine Valley (Union Construction) 10.0 6.5 (3.5) 430 bps lower GM% based on actual performance trend and lower revenue base
New Opportunities - 32.2 32.2 Reference "New Opportunities" pages
Gross Margin $163.3 $168.3 $5.0
Gross Margin Change $5.0
G&A Change (New Opportunities) - - (6.2)
G&A Change (Other) - - (2.7)
D&A Changes within COPS and G&A - - 4.3
Other - - 0.1
EBITDA $117.7 $118.2 $0.5

Summary of New Opportunities – Non-Construction
Review of Projections
____________________
Source: Pioneer Forecast.
Note: Dollars in millions.
(1) Commentary based on discussions with Pioneer Management.
2015E 2016E 2017E 2018E
Revenue
$2.0 $2.0 $2.0 $2.0
Gross Profit 0.3 0.3 0.4 0.4
EBITDA 0.1 0.3 0.4 0.4
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue
$7.0 $14.0 $14.0 $14.0
Gross Profit 1.0 2.0 2.0 2.0
EBITDA 0.3 2.0 2.0 2.0
Capex
4.0 5.5 - -
2015E 2016E 2017E 2018E
Revenue $11.7 $21.1 $31.3 $31.3
Gross Profit 2.3 6.3 9.4 9.4
EBITDA 2.1 5.8 8.9 8.9
Capex 1.0 - - -
2015E 2016E 2017E 2018E
Revenue
$5.0 $15.0 $15.0 $15.0
Gross Profit 1.0 3.0 3.0 3.0
EBITDA 0.3 2.8 3.0 3.0
Capex
4.8 9.8 - -
Subtotal:
Revenue
$25.7 $52.1 $62.3 $62.3
Gross Profit
4.6 11.6 14.7 14.7
EBITDA 2.8 10.9 14.2 14.2
Capex 9.8 15.3 0.0 0.0
Opportunity Commentary Forecast Performance
Opportunity
1
Traditional T&D customer looking for an additional supplier;
assume 20% margin
Working with SVP of Transmission; currently in test with 10
employees
Opportunity
2
Technology grid for cybersecurity; Pioneer owns patented
technology that can be put on hardware devices
View as significant upside potential but need to develop
relationships with different contacts at customers
Opportunity
3
Have contract in place and base business in model; upside
from ramp up to run -rate
Gross margins grow from 15% to 18%, capex already in place
and in model
Opportunity
4
Contract in place, have already started work with over 100
people; opportunity is additional upside
(1)

Summary of New Opportunities – Construction Related
Review of Projections
2015E 2016E 2017E 2018E
Revenue
$18.0 $22.5 $22.5 $18.0
Gross Profit
2.3 2.9 2.9 2.3
EBITDA
0.7 2.9 2.9 2.3
Capex - - - -
2015E 2016E 2017E 2018E
Revenue
$4.3 $125.0 $125.0 $120.8
Gross Profit 0.6 15.8 15.8 15.2
EBITDA (0.2) 11.6 15.8 15.2
Capex
- - - -
Subtotal:
Revenue $22.3 $159.5 $165.5 $162.8
Gross Profit
3.0 20.6 21.5 21.1
EBITDA 1.6 18.1 24.7 24.6
Capex 0.0 5.9 3.0 3.0
Total:
Revenue $48.0 $211.6 $227.8 $225.1
Gross Profit
7.6 32.2 36.2 35.8
EBITDA 4.3 29.1 38.9 38.9
Capex 9.8 21.2 3.0 3.0
____________________
Source: Pioneer Forecast.
Note: Dollars in millions.
(1) Commentary based on discussions with Pioneer Management.
(2) Includes add-back of New Opportunities depreciation and amortization, assumed to be 100% attributable to Opportunity 5.
2015E 2016E 2017E 2018E
Revenue $12.0 $18.0 $24.0
Gross Profit - 1.8 2.7 3.6
EBITDA (2)
1.0 3.6 5.9 7.1
Capex
- 5.9 3.0 3.0
Opportunity Commentary
(1)
Forecast Performance
Opportunity
5
Regular calls from Duke and others to do E&C work in
Northeast; have deferred to date
View upside as reasonable but no contracts in place at this
time
Opportunity
6
Transmission lines out of SCANA, Pioneer providing proposal
shortly and expect to pick up 50 –200 miles (modeled 100
miles)
Project would take 2 –3 years, leased equipment  lowers
margins but no capex required
Decision point between now and June 2014
Opportunity
7
Project in conjunction with Fluor, no contract in place but
"won" the business, waiting on regulatory approval (9 –12
months)
Upon approval would start engineering in 2015 and
construction in 2016; leased equipment so no capex

Δ

Δ

Δ

Δ

Δ

Δ

Δ

Δ

Bank of America Merrill Lynch

($ in Millions, Except per Share)
Actual vs. Budgeted Results
Review of Projections
____________________
Source: Pioneer Management.
(1) Adjusted to exclude $8.9 million restructuring charge and $1.2 million one-time loss on sale and impairment of property and equipment.
(1)
(1)
Fiscal Year Ending June 30,
2010 2011 2012 2013
Actual Non-storm-related Services Revenue $457 $529 $615 $763
Budgeted Non-storm-related Services Revenue 540 520 602 778
($83) $10 $13 ($15)
Actual Storm-related Services Revenue $47 $65 $71 $156
Budgeted Storm-related Services Revenue 75 50 50 54
($28) $15 $21 $102
Actual Total Revenue $504 $594 $685 $919
Budgeted Total Revenue 615 570 652 832
($111) $24 $33 $87
Actual Gross Profit $48 $68 $92 $147
Budgeted Gross Profit 102 76 93 113
($55) ($9) ($1) $35
Actual Gross Profit Margin 9.5% 11.4% 13.4% 16.0%
Budgeted Gross Profit Margin 16.6% 13.4% 14.3% 13.5%
(7.2%) (2.0%) (0.9%) 2.5%
Actual EBITDA $32 $48 $64 $110
Budgeted EBITDA NA 60 65 78
NA ($12) ($0) $31
Actual EBITDA Margin 6.3% 8.0% 9.4% 11.9%
Budgeted EBITDA Margin NA 10.5% 9.9% 9.4%
NA (2.5%) (0.5%) 2.5%
Actual EPS ($0.28) $0.04 $0.31 $1.03
Budgeted EPS 0.73 0.34 0.31 0.50
NM ($0.30) -- $0.53
Gross Profit
EBITDA
EPS
EBITDA
Margin
Gross Profit
Margin
Revenue

Capital Expenditures (Excl. Acquisitions) EBITDA
Storm-related Services Revenue Non-storm-related Services Revenue (1)
Pioneer Forecast vs. Wall Street Projections
Review of Projections
____________________
Source: Pioneer Forecast and FactSet as of March 14, 2014.
Note: Dollars in millions. No analyst estimates available past FY2015E.
(1) Excludes New Opportunities revenue.
Pioneer Forecast Wall Street Research Range # of Analysts Providing Estimates
5 5 5 5
6 6
2
2
$756
$798
$771
$845
$765
$789
700
750
800
850
$900
FY2014E FY2015E
$44
$50
$61
$72
$47
$50
25
35
45
55
65
$75
FY2014E FY2015E
$70
$77
$77
$86
$74
$88
65
70
75
80
85
$90
FY2014E FY2015E
$40 $40
$43 $43
$30
$28
25
30
35
40
45
$50
FY2014E FY2015E

EBITDA Margin EBITDA Growth
Storm-related Services Revenue Growth Non-storm-related Services Rev. Growth (1)
Pioneer Forecast vs. Peers Research Projections
Review of Projections
____________________
Source: Pioneer Forecast and FactSet as of March 14, 2014.
Note:  Estimates for peers adjusted to June 30 each year.
(1) Excludes New Opportunities Revenue.
(2) Peers including MTZ – MasTec, MYRG – MYR Group, PWR – Quanta Services and WG – Willbros Group.
Pioneer Forecast Peers
(2)
Research Projections Range
FY2014E FY2015E
(5.9%)
2.0%
13.2%
12.7%
0.3%
3.2%
(10.0%)
(5.0%)
0.0%
5.0%
10.0%
15.0%
20.0%
1.4%
2.0%
40.5%
32.3%
(32.3%)
19.5%
(40.0%)
(20.0%)
0.0%
20.0%
40.0%
60.0%
FY2014E FY2015E
(5.9%)
2.0%
13.2%
12.7%
(69.9%)
6.5%
(70.0%)
(50.0%)
(30.0%)
(10.0%)
10.0%
30.0%
FY2014E FY2015E
4.8%
5.9%
10.7%
11.3%
9.1%
10.0%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
FY2014E FY2015E

Appendix

Review of Projections – Revenue
Appendix
____________________
Source: Pioneer Forecast and August 2013 Management case.  Note: Dollars in millions.
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution $265.0 $248.6 $258.0 $300.2 $270.8 $314.1 $314.1 $333.0 $349.6 $367.1
Underground Distribution 87.5 63.6 62.9 64.5 69.0 67.3 67.3 74.0 79.9 83.9
Transmission
52.9 68.8 73.5 70.7 91.8 92.0 101.2 111.3 120.2 126.3
Substation 16.4 23.7 29.7 31.4 34.6 32.1 33.7 35.4 37.2 39.1
Truck Fabrication
0.5 - 0.5 3.4 10.8 8.3 - - - -
Storm 152.8 46.6 64.5 70.5 155.9 46.9 50.0 50.0 50.0 50.0
T&D Revenue $575 $451 $489 $540.7 $632.9 $560.8 $566.3 $603.7 $637.0 $666.3
Engineering and Siting $38 $53 $76 $69 $156 $155 $171 $187.8 $202.9 $213
Klondyke (Union Construction) -  -  $28 46.3 99.5 54.5 60.0 66.0 71.2 74.8
Pine Valley (Union Construction)
-  -  -  18.9 24.2 41.4 42.3 49.8 55.8 59.7
International -  -  $1 10.1 6.3 (0.1) - - - -
New Opportunities -  -  -  - - - 48.0 211.6 227.8 225.1
Revenue $613 $504 $594 $685.2 $918.7 $811.9 $887.4 $1,119.0 $1,194.7 $1,238.9
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution --  16.4% 16.4% 16.4% (9.8%) 16.0% --  6.0% 5.0% 5.0%
Underground Distribution --  2.6% 2.6% 2.6% 6.9% (2.5%) --  10.0% 8.0% 5.0%
Transmission
--  (3.7%) (3.7%) (3.7%) 29.7% 0.3% 10.0% 10.0% 8.0% 5.0%
Substation --  5.6% 5.6% 5.6% 10.5% (7.2%) 5.0% 5.0% 5.0% 5.0%
Truck Fabrication
--  608.6% 608.6% 608.6% 218.8% (23.0%) (100.0%) --  --  --
Storm --  9.3% 9.3% 9.3% 121.0% (69.9%) 6.5% --  --  --
T&D Revenue --  10.6% 10.6% 10.6% 17.0% (11.4%) 1.0% 6.6% 5.5% 4.6%
--
Engineering and Siting --  (8.6%) (8.6%) (8.6%) 125.3% (0.4%) 10.0% 10.0% 8.0% 5.0%
Klondyke (Union Construction) --  65.2% 65.2% 65.2% 114.7% (45.2%) 10.0% 10.0% 8.0% 5.0%
Pine Valley (Union Construction)
--  --  --  --  28.5% 71.1% 2.0% 17.8% 12.1% 6.9%
International --  811.2% 811.2% 811.2% (37.7%) (101.5%) --  --  --  --
New Opportunities --  --  --  --  --  --  --  340.5% 7.6% (1.2%)
Revenue --  15.4% 15.4% 15.4% 34.1% (11.6%) 9.3% 26.1% 6.8% 3.7%
Revenue Breakdown
Revenue Growth Breakdown

Gross Margin (%)
Gross Margin
Review of Projections – Gross Margin
Appendix
____________________
Source: Pioneer Forecast and August 2013 Management case.  Note: Dollars in millions.
Fiscal Year Ending June 30,
2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution $28.8 $27.2 $32.6 $36.3 $39.5 $42.5 $45.4
Underground Distribution 8.5 12.0 12.0 12.0 13.2 14.3 15.0
Transmission 12.8 18.6 20.5 22.6 24.9 26.8 28.2
Substation 2.1 3.5 3.0 3.9 4.2 4.5 4.7
Truck Fabrication 0.0 0.3 0.3 - - - -
Storm 23.8 68.6 19.2 15.0 15.0 15.0 15.0
T&D Gross Margin $76.0 $130.2 $87.7 $89.8 $96.8 $103.1 $108.3
Engineering and Siting $7.1 $13.4 $15.0 $19.9 $24.2 $26.4 $27.7
Klondyke (Union Construction) 6.6 9.0 4.6 7.5 8.6 9.6 10.5
Pine Valley (Union Construction) 2.0 (3.4) 1.7 5.1 6.5 7.6 8.4
International (0.0) (2.0) (0.1) - - - -
New Opportunities - - - 7.6 32.2 36.2 35.8
Gross Margin $91.7 $147.2 $108.9 $130.0 $168.3 $182.9 $190.7
Fiscal Year Ending June 30,
2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution 9.6% 10.0% 10.4% 11.6% 11.9% 12.2% 12.4%
Underground Distribution 13.2% 17.4% 17.9% 17.9% 17.9% 17.9% 17.9%
Transmission 18.1% 20.3% 22.3% 22.3% 22.3% 22.3% 22.3%
Substation 6.6% 10.1% 9.4% 11.4% 11.9% 12.0% 12.0%
Truck Fabrication 0.9% 2.9% 3.8% --  --  --  --
Storm 33.7% 44.0% 40.9% 30.0% 30.0% 30.0% 30.0%
T&D Gross Margin 14.0% 20.6% 15.6% 15.9% 16.0% 16.2% 16.3%
Engineering and Siting 10.3% 8.6% 9.6% 11.7% 12.9% 13.0% 13.0%
Klondyke (Union Construction) 14.3% 9.0% 8.4% 12.5% 13.0% 13.5% 14.0%
Pine Valley (Union Construction) 10.6% (14.1%) 4.1% 12.1% 13.0% 13.5% 14.0%
International (0.0%) (31.8%) 74.2% --  --  --  --
New Opportunities --  --  --  15.9% 15.2% 15.9% 15.9%
Gross Margin 13.4% 16.0% 13.4% 14.7% 15.0% 15.3% 15.4%

Public Market Overview
Appendix
Public Market Perspectives
13
3-Year Stock Price Performance
____________________
Source: Pioneer forecast and FactSet as of  March 14, 2014.
Note: Dollars in millions, except per share amounts.
Pioneer:
+17.7%
Peers
(5)
:
+54.0%
S&P 500:
+42.0%
Pioneer declares a
special dividend of
$1.00 per share
December 4, 2012
Pioneer announces
secondary offering of
6.5 million shares of
common stock
May 13, 2013
(Thousands, Daily
Trading Volume)
Average Daily Trading Volume
(Thousands, ADTV)
(4) (4)
(%, Indexed Stock
Price)
FY2013 Q2 earnings
beat street estimates
February 5, 2013
FY2013 Q3 earnings
miss street estimates
May 6, 2013
102
266
0
100
200
300
Pre-Spike Post-Spike
Pioneer
Current Market Price as of 3/14/14 $10.79
52-Week High (5/3/13) 15.95
% of 52-Week High 67.6%
Diluted Shares Outstanding (mm)
(1)
31.866
Equity Value $344
Plus: Total Debt 221
Less: Cash & Cash Equivalents (2)
Enterprise Value
(2)
$562
Debt/2013E EBITDA
2.9x
Trading Multiples
EV / EBITDA P/E
Wall Street Pioneer Wall Street Pioneer
CYE December 31, Research Forecast Research Forecast
2014E 7.3x 6.9x 19.6x 16.9x
2015E NA 5.4 NA 10.7
Financial Results
(3)
2014E $77 $81 $0.55 $0.64
2015E NA 103 NA 1.01
Mar 11 Jun 11 Sep 11 Jan 12 Apr 12 Jul 12 Oct 12 Feb 13 May 13 Aug 13 Dec 13 Mar 14
50%
100%
150%
200%
0
2,000
4,000
6,000
8,000
(2) Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Minority Interest - Cash and Marketable Securities.
(3) Estimates obtained from Wall Street research and calendarized when necessary. Pioneer CY 2015E estimates per BofAML IBK forecast.
(4) Pre-Spike period referring to March 14, 2011 to May 6, 2013 and Post-Spike period referring to May 8, 2013 to March 14, 2014.
(5) Peers including Aegion, Dycom, Emcor, MasTec, MYR Group, Quanta Services and Willbros Group.
(1) Shares outstanding and options per company filings. Options accounted for using the treasury stock method.

Quanta Services	EMCOR	MasTec	Dycom	Aegion	MYR Group	Willbros		

Bank of America Merrill Lynch

Selected Publicly Trading Companies
Appendix
____________________
Source: Company filings and FactSet as of March 14, 2014.
Note: Dollar amounts in U.S. millions except per share amounts.
(1)      Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities.
(2) Estimates obtained from Wall Street research and calendarized when necessary.
(3) Excluding Pioneer.
Pioneer
Mean (3) Median (3)
Price as of 3/14/2014 $10.79 $35.35 $44.93 $41.57 $31.19 $23.88 $24.79 $10.92 -- --
Price as % of 52 Wk High 67.6% 95.8% 95.4% 95.7% 95.1% 91.5% 90.8% 99.1% -- --
Price as % of 52 Wk Low 123.7% 139.9% 126.3% 158.2% 174.5% 124.8% 131.4% 178.1% -- --
Market Value $344 $7,681 $3,050 $3,276 $1,103 $946 $545 $560 -- --
Enterprise Value
(1) $562 $7,202 $2,979 $4,074 $1,512 $1,195 $469 $794 -- --
Moody's Credit Rating NA  WR  Ba1  Ba2  Ba2  NA  NA  B3  -- --
EV / CY 2014E EBITDA
(2) 7.3x 9.1x 8.1x 7.8x 7.5x 8.1x 5.6x 6.4x 7.5x 7.8x
EV / CY 2015E EBITDA
(2) NA  7.7x 7.2x 6.9x NA  7.4x 5.2x 5.7x 6.7x 7.0x
Price / CY 2014E Earnings
(2) 19.6x 19.5x 17.6x 18.2x 21.7x 15.0x 16.1x 14.5x 17.5x 17.6x
Price / CY 2015E Earnings
(2) NA  16.6x 15.0x 15.0x NA  12.6x 14.7x 10.9x 14.2x 14.9x
LT EPS Growth Rate -- 12.5% 13.1% 16.2% 14.5% 15.0% 8.1% -- 13.2% 13.8%
Net Debt / CY 2014E EBITDA 2.8x (0.6x) (0.2x) 1.5x 2.0x 1.6x (0.9x) 1.9x 0.7x 1.5x
Net Debt / CY 2015E EBITDA NA  (0.5x) (0.2x) 1.3x NA  1.4x (0.9x) 1.7x 0.5x 0.6x

Historical EV / NTM EBITDA
Appendix
Pioneer:
7.3x
7.2x
____________________
Source: FactSet as of March 14, 2014.
(1)     Peers including AEGN - Aegion, DY – Dycom, EME – Emcor, MTZ – MasTec, MYRG – MYR Group, PWR – Quanta Services and WG – Willbros Group.
Average
Current 1-Year 2-Year 3-Year 5-Year
Pioneer 7.3x 6.8x 6.2x 6.2x 6.5x
Peers 7.2x 6.5x 6.1x 6.0x 5.9x
(1)
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
09 Mar- Mar- 12 Mar- 13 14 Mar- 10 11 Mar- Mar-
mean: Peers

Overview of Pioneer’s Shareholder Base
Appendix
Top 15 Institutional Shareholders Observations
____________________
Source: Public company filings and FactSet dated March 14, 2014.
(1) Estimated average cost basis assumes shares purchased at the weighted-average price between reporting periods.
Currently no significant activist
presence, but continuous
monitoring is important
Total hedge funds represent
~9% of the shareholder base
Index funds and Dimensional -
historically influenced by ISS -
represent ~17% of the
shareholder base
Shares % of Market Type of Cost Acc.
Shareholder Held O/S Value Manager / Style
Basis
(1)
Trend
Metropolitan West Capital Mgmt 4,365,247 13.7% $47.1 Value / Growth $10.60
T. Rowe Price Associates 2,794,540 8.8% 30.2 Generalist / Growth 13.05
Wellington Management 2,114,194 6.6% 22.8 Generalist / Growth 9.79
Dimensional Fund Advisors 1,827,285 5.7% 19.7 Index / Index 10.34
Victory Capital Management 1,678,793 5.3% 18.1 Value / Value 10.52
BlackRock Advisors 1,615,376 5.1% 17.4 Generalist / Growth 11.77
Invesco Advisers 1,517,455 4.8% 16.4 Hedge Fund / Growth 9.31
Wells Capital Management 1,099,170 3.4% 11.9 Value / Growth 10.92
Royce & Associates 1,002,879 3.1% 10.8 Growth / Growth 9.54
American Century Investment Mgmt 717,061 2.3% 7.7 Index / Index 9.25
The Vanguard Group 687,532 2.2% 7.4 Growth / GARP 11.31
Invesco Canada 660,000 2.1% 7.1 Index / Growth 10.52
Batterymarch Financial Mgmt 510,400 1.6% 5.5 Index / Index 10.87
Northern Trust Investments 472,466 1.5% 5.1 Value / Value 11.08
SSgA Funds Management 418,456 1.3% 4.5 Generalist / Growth 12.53
Top 15 Institutional Ownership 21,480,854 67.4%
Insiders
Shareholder % of O/S
J. Eric Pike 6.4%
Audie G. Simmons 0.6%
Charles E. Bayless 0.2%
James T. Benfield 0.2%
Anthony K. Slater 0.2%
James R. Helvey 0.1%
Timothy G. Harshbarger 0.1%
Daniel J. Sullivan 0.1%
Peter Pace 0.1%
James L. Turner 0.0%
Total Insider Ownership 8.2%

Momentum & Cost Basis
Shareholder Momentum and Cost Basis
Appendix
____________________
Source: Public company filings and FactSet dated March 14, 2014.
(1) Estimated average cost basis assumes shares purchased at the weighted-average price between reporting periods.
Indicates investor with 5% or greater change in ownership
between quarters
Ownership Position Chg. Since Est. Avg.
Institutions Current Sep-13 Jun-13 Mar-13 Dec-12 Sep-12 Jun-12 Jun-12
Cost Basis
(1)
Metropolitan West Capital Mgmt 4.876 3.873 2.586 1.387 1.826 1.797 1.861 162% $10.60
T. Rowe Price Associates 2.795 2.587 1.338 1.104 1.102 1.102 1.101 154% 13.05
Wellington Management 2.114 1.897 1.390 1.594 1.733 1.733 1.395 52% 9.79
Dimensional Fund Advisors 1.827 1.687 1.444 1.277 1.205 1.193 1.166 57% 10.34
Victory Capital Management 1.679 0.000 0.000 0.000 0.000 0.000 0.000 NM 10.52
BlackRock Advisors 1.615 1.819 1.013 0.968 0.996 0.946 0.873 85% 11.77
Invesco Advisers 1.517 0.891 0.877 1.548 1.548 1.548 1.548 (2%) 9.31
Wells Capital Management 1.099 0.000 0.000 0.000 0.000 0.000 0.000 NM 10.92
Royce & Associates 1.003 0.761 0.797 0.885 1.008 1.005 0.889 13% 9.54
American Century Investment Mgmt 0.717 0.529 0.454 0.470 0.694 0.894 0.886 (19%) 9.25
The Vanguard Group 0.688 0.656 0.752 1.073 1.028 0.976 0.963 (29%) 11.31
Invesco Canada 0.660 0.000 0.000 0.000 0.000 0.000 0.000 NM 10.52
Batterymarch Financial Mgmt 0.472 0.375 0.310 0.314 0.282 0.289 0.271 75% 10.87
Northern Trust Investments 0.418 0.337 0.318 0.278 0.262 0.262 0.293 43% 11.08
SSgA Funds Management 0.357 0.352 0.365 0.022 0.017 0.017 0.017 1961% 12.53
Teachers Advisors 0.319 0.030 0.012 0.000 0.000 0.000 0.000 NM 12.07
AQR Capital Management 0.312 0.271 0.208 0.216 0.175 0.150 0.150 108% 11.27
TBF Global Asset Management GmbH 0.218 0.101 0.101 0.101 0.087 0.089 0.084 159% 10.14
Teton Advisors 0.210 0.141 0.095 0.472 0.877 0.879 0.901 (77%) 10.02
Columbia Management Investment 0.206 0.148 0.000 0.000 0.000 0.000 0.000 NM 10.60
Aggregate Ownership 24.053 16.455 12.059 11.710 12.840 12.881 12.399
Estimated Weighted
Change From Prior Period 46.2% 36.5% 3.0% (8.8%) (0.3%) 3.9% (0.3%) Average Cost Basis
% of Total Institutional 85.1% 62.0% 46.3% 73.5% 74.4% 75.3% 71.6%
Average Price $10.52 $11.86 $13.44 $12.28 $9.25 $8.58 $7.69
$10.78